UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2011

ADDUS HOMECARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34504	20-5340172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2401 South Plum Grove Road, Palatine, Illinois		60067
(Address of principal executive offices)		(Zip Code)

(847) 303-5300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Addus HomeCare Corporation (the “Company”) has reached settlements of the two previously disclosed investor lawsuits relating to its initial public offering of common stock on October 27, 2009. The monetary amounts of both settlements are covered by insurance, and accordingly, the settlements are not expected to have a material adverse effect on the Company’s business, financial condition or results of operations. Both settlements are subject to court approval and certain other conditions discussed below.

The Class Action

As previously disclosed, on March 26, 2010, a class action lawsuit (the “Class Action”) was filed in the United States District Court for the Northern District of Illinois (the “Class Action Court”) on behalf of a class consisting of all persons or entities who purchased or otherwise acquired common stock of the Company between October 27, 2009 and March 18, 2010, in connection with the Company’s initial public offering. The complaint, as amended, asserts claims against the Company and certain current and former officers and directors pursuant to Sections 11 and 15 of the Securities Act of 1933, as amended. The Company and the other named defendants have denied and continue to deny all charges of wrongdoing or liability arising out of any of the conduct, statements, acts or omissions alleged in the Class Action.

On March 21, 2011, the plaintiffs, the Company and the other named defendants entered into a stipulation of settlement with respect to the Class Action (the “Class Action Stipulation”), pursuant to which the Company is to cause $3,000,000 to be paid into a settlement fund.

On March 22, 2011, the Class Action Court preliminarily approved the settlement and scheduled a July 21, 2011 hearing to consider, among other things, whether to finally approve the settlement of the Class Action. If the settlement is given final approval by the Class Action Court, the Class Action will be dismissed with prejudice.

The Derivative Action

In addition, as previously disclosed, on November 1, 2010, a shareholder derivative action (the “Derivative Action”) was filed on behalf of the Company in the Circuit Court of Cook County, Illinois (the “Derivative Action Court”) by an alleged shareholder of the Company. The complaint asserts breach of fiduciary duty claims against certain current and former officers and directors of the Company, and against the Company as a nominal defendant, alleging, inter alia, material misstatements and omissions relating to the Company’s initial public offering that are essentially the same as those asserted in the Class Action. The Company and the other defendants have denied and continue to deny these allegations.

On March 21, 2011, the plaintiff and the defendants entered into a stipulation of settlement with respect to the Derivative Action (the “Derivative Action Stipulation”), pursuant to which the Company has agreed to cause the plaintiff’s counsel’s fees and expenses in an amount up to and including $200,000 to be paid. In addition, the Company has agreed to adopt certain corporate governance measures.

The Derivative Action settlement remains subject to preliminary and final approval by the Derivative Action Court. A motion for preliminary approval of the Derivative Action settlement is scheduled to be heard by the Derivative Action Court on March 31, 2011.

Additional Matters

Following receipt of preliminary approval of the Derivative Action by the Derivative Action Court (if received), the Company is required to file a copy of the Notice of Hearing on Proposed Settlement of Shareholder Derivative Action with the Securities and Exchange Commission via a Current Report on Form 8-K. If the settlement is given final approval by the Derivative Action Court, the Derivative Action will be dismissed with prejudice.

The effectiveness of the Class Action Stipulation and the settlement incorporated therein is conditioned on the following remaining conditions: (i) the Class Action Court finally approving the settlement, (ii) any judgment of dismissal entered by the Class Action Court becoming final and (iii) any judgment of dismissal entered in the Derivative Action becoming final. The effectiveness of the Derivative Action Stipulation and the settlement incorporated therein is conditioned upon the following remaining conditions: (i) the Derivative Action Court preliminarily and finally approving the settlement, (ii) any judgment of dismissal entered by the Derivative Action Court becoming final and (iii) any judgment of dismissal entered in the Class Action becoming final. There can be no assurance that either of the settlements will be approved or become effective.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, regarding the prospective resolution of the Class Action and Derivative Action. Such forward-looking statements are based on current expectations, are predictive in nature, and involve known and unknown risks and uncertainties that may cause the Company’s actual outcomes and results to differ materially from those projected or contemplated in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that either settlement discussed above will be not be finalized or approved. If a settlement is not finalized, the ultimate resolution and the impact on the Company cannot be assessed. Whether or not a settlement is approved depends on various factors, including, but not limited to, the number of and reasons for any potential objections to either settlement or the number of class members excluding themselves from the Class Action settlement. The Company can give no assurances that any results or events projected or contemplated by its forward-looking statements will in fact occur and the Company cautions you not to place undue reliance on these statements. The Company undertakes no duty to update these forward-looking statements to reflect any future events, developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADDUS HOMECARE CORPORATION

Dated: March 25, 2011	By:	/S/ DENNIS MEULEMANS
	Name:	Dennis Meulemans
	Title:	Chief Financial Officer